SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934


Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]
Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to 240.14a-11 (c) or 240.14a-12
 ...............................................................................
                        Jordan American Holdings, Inc.
               (Name of Registrant as Specified In Its Charter)
 ...............................................................................

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.
	1)  Title of each class of securities to which transaction applies:
	     _______________________________________________________________

	2)  Aggregate number of securities to which transaction applies:
	     _______________________________________________________________

	3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	     _______________________________________________________________

	4)  Proposed maximum aggregate value of transaction:
	     _______________________________________________________________

	5)  Total fee paid:
	     _______________________________________________________________

[    ]    Fee paid previously with preliminary materials.
[    ]    Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)  Amount Previously Paid:
	     _______________________________________________________________

	2)  Form, Schedule or Registration Statement No.:
	     _______________________________________________________________

	3)  Filing Party:
	     _______________________________________________________________

	4)  Date Filed:
	     _______________________________________________________________

                        JORDAN AMERICAN HOLDINGS, INC.

                    1875 SKI TIME SQUARE DRIVE, SUITE ONE
                      STEAMBOAT SPRINGS, COLORADO 80487
                                (970) 879-1189
                     ___________________________________

                               PROXY STATEMENT
                     ___________________________________

The enclosed proxy is solicited by the Board of Directors of Jordan American Holdings, Inc., a Florida corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 18, 1999 (the "Meeting"). The approximate date on which this statement and the enclosed proxy will first be sent to Stockholders is April 26, 1999. The form of proxy provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. If no space is marked, then the proxy will be voted by the persons therein named at the meeting: 1) for the election of two Directors to serve three-year terms; 2) for the ratification of the selection of Spicer, Jeffries & Co. as the Company's independent auditors; and 3) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card in the enclosed envelope.

The cost of proxy solicitation by the Board of Directors will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation.

At the record date for the meeting, the close of business on April 6, 1999, the Company had 10,421,266 shares outstanding of $.001 par value common stock (the "Common Stock") and 3,000,000 shares of 8% convertible redeemable cumulative preferred stock (the "Preferred Stock"). Each share of Common Stock entitles the holder thereof on the record date to one vote on each matter submitted to a vote of Stockholders. The Preferred Stock is non-voting. Only holders of the Common Stock of record at the close of business on April 6, 1999, are entitled to notice of and to vote at the Meeting. If there are not sufficient votes for approval of any of the matters to be voted upon at the Meeting, then the Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Meeting consists of a majority of the outstanding shares of Common Stock. The election of Directors will be by a plurality of votes cast, either in person or by proxy, at the Meeting. The approval of the proposals covered by this Proxy Statement, other than the election of Directors, will require an affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting in person or by proxy at the Meeting.

A STOCKHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES THAT ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

MANAGEMENT

Directors and Executive Officers
The Company currently has four Directors serving on its Board. The Directors and Executive Officers of the Company are as follows:

Name                      Age       Positions
----                      ---       ---------
Charles R. Clark (1)       39       Director; Chief Executive Officer;
                                    Senior Assistant Portfolio Manager

W. Neal Jordan             59       Chairman of the Board;
                                    Chief Investment Officer

Ronald A. Stiller (1)      43       Director

Terri W. Abady (1)         51       Director

(1)     Member of the Audit Committee.

Charles R. Clark has served as Chief Executive Officer of the Company since October 1, 1997, and as a Director since August 22, 1995. Mr. Clark has also served as Senior Assistant Portfolio Manager of the Company and Vice President of IMPACT Financial Network, Inc. ("IFNI", formerly Management Securities, Inc.) since August 1995. From August 1995, until his appointment as Chief Executive Officer, Mr. Clark served as Chief Operating Officer, prior to which time he served as Vice-President of the Company and, beginning in 1991, Technical Research Analyst. From June 1990 through September 1991, he worked as an independent management consultant. Mr. Clark received a B.S. in Management and Administrative Science from the University of Northern Colorado in 1984 and an M.A. in Biblical Studies from the Dallas Theological Seminary in 1991. Mr. Clark is a general securities principal registered with the National Association of Securities Dealers, Inc. (the "NASD").

W. Neal Jordan has served as the Chairman of the Board of the Company since August 1, 1995, and as a Director of the Company since April 1993. On October 1, 1997, Mr. Jordan was named the Company's Chief Investment Officer, prior to which he served as Chief Executive Officer from August 1, 1995. He served as the President, Chief Executive Officer and Portfolio Manager of Equity Assets Management, Inc. ("EAM"), a registered investment adviser that became a wholly-owned subsidiary of the Company in 1991, from EAM's inception in 1972 until its merger into the Company on August 1, 1995. Prior to founding EAM, Mr. Jordan worked as an account executive for two New York Stock Exchange member firms, and has worked in the investment industry since 1966. Mr. Jordan is also the President of IFNI, which is a registered broker-dealer founded by Mr. Jordan in 1986; a member of the NASD and a wholly-owned subsidiary of the Company since 1991. He is a charter member of the Florida Association of Registered Investment Advisors, a Commodities Trading Advisor registered with the National Futures Association, and a general securities principal and an options principal registered with the NASD.

Ronald A. Stiller has served as a Director of the Company since August 20, 1996. The former President of IMPACT Financial Network, a financial services firm, Mr. Stiller is a professional in the areas of marketing and asset gathering with extensive radio and television experience and exposure. Prior to starting IMPACT Financial Network in September, 1995, Mr. Stiller served as President of Security Financial from July, 1990 to August, 1995 and Stiller & Associates from June, 1981 to June, 1990.

Terri W. Abady was appointed as a Director of the Company on October 1, 1997. Ms. Abady founded Digital Post & Graphics, Inc., which specializes in video graphics, editing, and special effects for advertising and corporate communications. She served as President of the graphic design/film production company from its formation in 1987 until its sale in April 1997. Ms. Abady was actively involved in all aspects of commercial television sales and network and independent broadcasting management. From 1976 until founding her own company in 1987, she served in a series of television sales and management positions, culminating in Station Manager of KTZZ TV in Seattle, Washington.


Additional Information About the Board of Directors

All current Directors attended all of the meetings of the Board and all committees of the Board of which they respectively were members during the fiscal year ended December 31, 1998. There were a total of four regular and two special Board meetings held and two actions taken via written consent during 1998.

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company.


Committees of the Board of Directors

The Board normally has two committees, which are the Audit and Compensation Committees. The Board does not have a standing nominating committee or any other committee performing a similar function. The Audit Committee's responsibilities include recommending to the Board the selection of the Company's independent auditors, reviewing the arrangements and scope of the independent audit, and reviewing all financial statements. The Compensation Committee makes recommendations to the Board as to executive salaries, reviews salaries and benefits of executives, and recommends bonuses and stock option awards for directors, officers and other employees of the Company. The Audit Committee held one meeting during 1998. Currently the entire Board is performing the function of the Compensation Committee until such time that a Compensation Committee is formed based on the appointment of three non-employee Directors.


Compliance with Section 16(a) of the Exchange Act

The Securities and Exchange Commission has implemented a rule that requires companies to disclose in their proxy statements information with respect to reports that are required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, by directors, officers and 10% Stockholders of each company, if any of those reports are not filed timely. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 1998 and Forms 5, if any, with respect to that year, the Company has determined that all required filings were made in a timely manner.

Executive Officer Compensation

The following tables provide information with respect to the compensation paid or accrued by the Company and its subsidiaries to the Company's Chief Executive Officer in all capacities and all other executive officers of the Company who received combined salary and bonus compensation in 1998 in excess of $100,000.

                         Summary Compensation Table
                                                                         Long Term
                                         Annual Compensation            Compensation
                                 -------------------------------------  ------------
                                                                          Securities
                                                             Other        Underlying
                                                             Annual        Options/
                                          Salary   Bonus  Compensation(l)   SARs
Name and Principal Position       Year     ($)      ($)        ($)           (#)
------------------------------------------------------------------------------------
W. Neal Jordan,                    1998   143,438       0        0           12,500
Chairman of the Board;             1997   150,000       0        0           12,500
Chief Investment Officer           1996   125,000   9,000   60,122(2)       102,500


Charles R. Clark,                  1998    95,625       0        0           13,750
Director; Chief Executive Officer; 1997   100,000       0        0           13,750
Senior Assistant Portfolio Manager 1996    83,273   9,000    1,500(3)        35,000

(1) The table does not include amounts for personal benefits extended to Executive Officers by the Company, such as, but not limited to, health or life insurance. The Company believes that the incremental cost of those annual benefits during 1996-1998 did not exceed the lesser of $50,000 or 10% of their total annual salary, other compensation and bonus.
(2) Payment of previously deferred compensation and payment for service as a Director.
(3)  Cash compensation received for service as a Director of the Company.

                    Option/SAR Grants in Last Fiscal Year
                              Individual Grants
                              -----------------

                   Number of
                   Securities    % of Total
                   Underlying   Options/SARs   Exercise or
                  Options/SARs   Granted to    Base Price    Expiration
Name                Granted       Employees     ($/Share)       Date
----------------- ------------  ------------  ------------   -----------
W. Neal Jordan      12,500          22.2%         $0.38       03/01/2003
Charles R. Clark    13,750          24.4%         $0.34       03/01/2008

Director Compensation

Beginning January 1, 1997, each non-employee Director of the Company received $500 per calendar quarter for service as a director and $500 annually for each committee upon which the non-employee Director served. In addition, pursuant to the Company's 1991 Stock Option Plan, as amended, mandatory grants of options to purchase the following number of shares of the Company's Common Stock are to be awarded to Directors on an annual basis: 12,500 shares for serving as a Director; 1,250 shares for serving on one or more committees, and 1,250 for serving as Chairman of one or more committees.


Employment Agreements

In August 1991, the Company entered into an employment agreement with W. Neal Jordan, pursuant to which Mr. Jordan serves as the head of the Company's investment advisory business on a full-time basis. The employment agreement, which expires on August 14, 2001, provides for an annual base salary of $150,000, and may be increased by the Board of Directors. Mr. Jordan is entitled to receive a bonus equal to 3% of the consolidated pre-tax earnings of the Company's investment advisory business for each fiscal year during the term of the agreement, provided that such consolidated pre-tax earnings equal or exceed $6 million for each fiscal year after December 31, 1993.

On January 1, 1997, the Company entered into a new employment agreement with Charles R. Clark, pursuant to which Mr. Clark was to serve as Chief Operating Officer and Senior Assistant Portfolio Manager of the Company on a full-time basis. Mr. Clark's employment agreement, which expired December 31, 1998, provided for an annual base salary of $100,000 for 1997 and an automatic 3% cost-of-living increase for 1998, the latter of which Mr. Clark waived. On October 1, 1997, Mr. Clark was appointed by the Board of Directors as Chief Executive Officer of the Company for no additional compensation. Mr. Clark's salary may be increased by the Board of Directors.

Mr. Clark is presently employed on a month-to-month basis, terminable by written notice to the other party thirty days prior to the termination date.


Certain Transactions

As of March 1, 1999, approximately 16.5% of the Company's issued and outstanding shares of Common Stock was held in the Company's client accounts. From May 1993 until April 1997, the Company had a policy providing that purchases or sales of the Company's stock for the Company's client accounts will be made only upon the direction of the respective clients. In April of 1997, the Board of Directors unanimously voted to retain JAHI securities in Company accounts but to discontinue all directed purchasing activities for clients related to JAHI stock and warrants and to only sell JAHI securities as instructed in writing by the client(s). See "VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

Another potential conflict of interest that exists as a result of Mr. Jordan's interest in the Company and control over the Company's client accounts is that Mr. Jordan may be faced with the issue of whether to advise the Company's clients to sell stock of the Company, the sale of which may have an adverse effect on Mr. Jordan's security holdings in the Company. Mr. Jordan is limited only by his fiduciary obligation to the Company's clients.


VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 1, 1999, certain information regarding the Company's Common Stock owned of record or beneficially by
(i) each person who owns beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's Directors and Executive Officers; and
(iii) all Directors and Executive Officers as a group.

Name and Address                      Amount and Nature of
of Beneficial Owner                   Beneficial Ownership (1)        Percent of Class
--------------------------------------------------------------------------------------
W. Neal Jordan (2)(3)                        3,487,656                        33%
223B Main Street
Boston, MA 01921

Kirkland S. & Rena B. Lamb Foundation (5)      750,000                         7%
5612 Meletio
Dallas, TX 75230

Charles R. Clark (3)(4)(6)                      27,100                         *
1875 Ski Time Square Drive, Suite One
Steamboat Springs, CO 80487

Terri W. Abady (3)                                   0                         0
1554 E. Garfield
Seattle, WA  98112

Ronald A. Stiller (3)                                0                         0
870 Blue Ridge Road
Pittsburgh, PA  15239

All Directors and Executive Officers
as a group (4 Persons)                       3,514,756                        34%
-------------------------------------
*Less than 1 %.

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.
(2) Does not includes 334,095 shares issuable upon exercise of the IPO

    Underwriter's warrants and stock purchase warrants included therein owned by Mr. Jordan nor the 1,723,823 shares and 561,488 shares underlying warrants that are held in the Company's client accounts over which the Company exercises discretionary investment control, except for transactions in securities issued by the Company (see Certain Transactions above regarding the Company's securities held in client accounts).
(3) Does not include stock options, all of which currently have exercise prices at or above the market value of the Company's common stock.
(4) Excludes 550,600 shares of which Mr. Clark is the trustee for certain trusts established for Mr. Jordan's children, as to which shares Mr. Clark disclaims any beneficial interest.
(5) Does not include 857,143 shares issuable upon conversion of 3,000,000 shares of Preferred Stock. The Preferred Stock is non-voting.
(6) Mr. Clark's 27,100 shares include 13,100 shares of common stock owned by his relatives and do not include 5,000 shares issuable upon exercise of stock purchase warrants owned by Mr. Clark's relatives.

PROPOSALS TO THE STOCKHOLDERS

The Board of Directors unanimously approved the following proposals as of February 16, 1999, for presentation to the Company's Stockholders:

1. Election of Directors

The Company's Articles of Incorporation provide that the Board be divided into three classes, with all Directors in each class serving staggered three year terms or until their respective successors are qualified and elected. There are presently four Directors divided into two classes because Class II is currently vacant as a result of the resignation of the only Director in that class. Charles R. Clark is a Class III Director, and was re-elected as a Director of the Company in 1998 to serve until the 2001 Annual Meeting of Stockholders. Terri W. Abady is also a Class III Director, and was elected as a Director of the Company in 1998 to serve until the 2001 Annual Meeting of Stockholders.

W. Neal Jordan is a Class I Director, re-elected in 1996 to serve until the 1999 Annual Meeting of Stockholders. Ronald A. Stiller is also a Class I Director, elected in 1996 to serve until the 1999 Annual Meeting of Stockholders. As a result, both Mr. Jordan and Mr. Stiller are up for election this year to serve as Class I Directors until the 2002 Annual Meeting of Stockholders.

Consequently, Mr. Jordan and Mr. Stiller are Board nominees for Class I Directors and are proposed to be elected for terms of three years. For biographical information regarding these nominees, please see "MANAGEMENT - Directors and Executive Officers."

It is intended that the votes will be cast pursuant to the accompanying proxy for the two nominees named above, unless otherwise directed. The Board has no reason to believe that either nominee will become unavailable to serve if elected. However, if any nominee should be unavailable, then proxies solicited by the Board will be voted for the election of a substitute nominee designated by the Board.

W. Neal Jordan, by reason of his ownership of record of approximately 33% of the outstanding shares of the Company, may be in a position to elect all of the Directors of the Company and thereby control the Company.

Proxies cannot be voted for a greater number of persons than the two nominees named above. The Directors will be elected by a plurality of the votes cast, either in person or by proxy, at the Meeting. Votes cast as abstentions will not be counted as votes for or against the election of the Director and therefore will have no effect on the number of votes necessary to elect the Directors. So-called "broker non-votes" (brokers failing to vote by proxy shares of the Company's Common Stock held in nominee name for customers) will not be counted at the Meeting and also will have no effect on the number of votes necessary to elect a Director.

The Board recommends a vote in favor of the proposed nominees for election to the Board.


2. Ratification of Selection of Independent Auditor

It is intended that the votes will be cast pursuant to the accompanying proxy for the ratification of Spicer, Jeffries & Co. ("Spicer"), as the Company's independent auditor, unless otherwise directed. Spicer's service as the Company's independent auditor began with the audited financial statements for 1998.

The Company selected Spicer for its reputation in auditing investment advisers, broker-dealers, public companies and commodity pools and for the reasonableness of its fee estimate for the 1998 annual audit.

Spicer was recommended to the Company by one of the other auditor candidates who felt that Spicer's focus on broker-dealers, investment advisors, and commodity pools was perhaps an ideal fit. Upon interview and reference checks the Board came to the conclusion that Spicer was the best choice. The selection of Spicer also represents a significant dollar savings to the Company.

No member of Spicer or any associate thereof has any financial interest in the Company or its subsidiaries. By mutual agreement, a member of that firm will not attend the Meeting and therefore will not have the opportunity to make a statement or be available to respond to questions.

Shareholder approval of the Company's auditor is not required under Florida law. The Board is submitting its selection of Spicer to its Stockholders for ratification in order to determine whether the shareholders generally approve of the Company's auditor. If the selection of Spicer is not approved by the shareholders, the Board will reconsider its selection.

The Company received a letter dated September 14, 1998, from Arthur F. Bell, Jr. & Associates, L.L.C. ("Bell"), notifying the Company that Bell was resigning as the independent auditor for the Company. Bell had audited the Company's financial statements for each of the three years ended December 31, 1997.

None of Bell's reports on the Company's financial statements for any of the Company's past three fiscal years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles. During the past three fiscal years and the subsequent interim period through September 14, 1998, there were no disagreements with Bell on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

The Board recommends a vote in favor of this proposal.


3. Other Matters

The Board of Directors is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, then proxies will be voted at the discretion of the proxy-holders.


STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at, and included in the Company's proxy statement and proxy relating to, the 2000 Annual Meeting of Stockholders of the Company must be received by the Company no later than Monday, December 27, 1999, at its principal executive offices, located at 1875 Ski Time Square Drive, Suite One, Steamboat Springs, Colorado 80487. Stockholder proposals intended to be presented at, but not included in the Company's proxy statement and proxy for, that meeting must be received by the Company no later than March 13, 2000, at the foregoing address; otherwise, such proposals will be subject to the grant of discretionary authority contained in the Company's form of proxy to vote on them.

ADDITIONAL INFORMATION

A copy of the Company's 1998 Annual Report to Stockholders, which includes the Form 10-KSB for the year ended December 31, 1998, is being provided to Stockholders with this Proxy Statement.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       Neal Jordan, Chairman of the Board

April 26, 1999
Steamboat Springs, Colorado



                        JORDAN AMERICAN HOLDINGS, INC.
                     1875 SKI TIME SQUARE DRIVE, SUITE ONE
                       STEAMBOAT SPRINGS, COLORADO 80487
                                (970) 879-1189
                                 www.jahi.com
                            e-mail: info@jahi.com

                        JORDAN AMERICAN HOLDINGS, INC.
                    1875 SKI TIME SQUARE DRIVE, SUITE ONE
                      STEAMBOAT SPRINGS, COLORADO 80487
                                (970) 879-1189
                   ________________________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                May 18, 1999
                   ________________________________________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Jordan American Holdings, Inc., a Florida corporation (the "Company"), will be held on Tuesday, May 18, 1999, at 3:00 o'clock p.m., Mountain Daylight Time, in the conference room at Timber Run, 2015 Walton Creek Road, Steamboat Springs, Colorado 80487, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

1. To elect two Directors to serve for three-year terms;

2. To ratify the selection of Spicer, Jeffries & Co. as the Company's independent auditor; and

3. To transact such other business as may properly come before the meeting.

Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on April 6, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

A FORM OF PROXY AND THE ANNUAL REPORT OF THE COMPANY, INCLUDING ITS FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1998 ARE ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED
IN THE UNITED STATES.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       Nea1 Jordan, Chairman of the Board

Steamboat Springs, Colorado
April 26, 1999




                                FORM OF PROXY
              PROXY FOR ANNUAL MEETING OF JORDAN AMERICAN HOLDINGS, INC. 1875 SKI TIME SQUARE DRIVE, SUITE ONE, STEAMBOAT SPRINGS, COLORADO 80487
                                (970) 879-1189

             SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS OF
                        JORDAN AMERICAN HOLDINGS, INC.

THE UNDERSIGNED hereby appoints Charles R. Clark and Jennifer Stoddard, or either of them, with full power of substitution, to vote at the Annual Meeting of Shareholders of Jordan American Holdings, Inc. (the "Company") to be held on May 18, 1999, at 3:00 o'clock p.m., Mountain Daylight Time, in the conference room at Timber Run, 2015 Walton Creek Road, Steamboat Springs, Colorado 80487, or any adjournment thereof, all shares of the common stock which the undersigned possess and with the same effect as if the undersigned was personally present, as follows:

Proposal (1):  ELECTION OF DIRECTORS

Class I:  Wallace N. Jordan and Ronald A. Stiller

( ) For All Nominees Listed Above             ( ) Withhold Authority to Vote
    (except as marked to the contrary below)      for All Nominees Listed
                                                  Above

     ___________________________________________________________________
   (To withhold vote for any nominee or nominees, print the name(s) above.)

Proposal (2):  RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
( ) For             ( ) Against              ( ) Abstain

Proposal (3):  TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
               THE MEETING
( ) In their discretion, the proxy-holders are         ( ) Withhold Authority
    authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


_____________________________________           ______________________
Signature                                       Date
_____________________________________           ______________________
Signature                                       Date

(Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, then each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should include their capacity or title.)

                                        Please sign, date and promptly return
                                        this Proxy in the enclosed envelope.